UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/10/2007

Tri-S Security Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-51148

Georgia	30-0016962
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11675 Great Oaks Way
Suite 120
Alpharetta, GA 30022
(Address of principal executive offices, including zip code)

(678) 808-1540
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2007, Tri-S Security Corporation (the "Company") and Ronald G. Farrell, the Company's Chief Executive Officer, entered into an Amendment to Employment Agreement (the "Amendment") which amends Mr. Farrell's Employment Agreement with the Company dated January 1, 2002 (the "Agreement") to (i) reduce the term of the Agreement by one and one-half years, as a result of which the Agreement will terminate on June 30, 2010 instead of December 30, 2011; (ii) provide that, from January 10, 2007 through December 31, 2007, Mr. Farrell will not be entitled to receive from the Company any grants of stock options, restricted stock or other equity incentive awards, including any awards granted under the Company's 2004 Stock Incentive Plan, as amended; (iii) eliminate the Company's obligation to pay to Mr. Farrell a bonus in the amount of 2% of the value of all acquisitions made by the Company; and (iv) reduce certain travel and other benefits previously afforded to Mr. Farrell.

Prior to the Amendment, the Agreement provided that, in the event of a "change of control" of the Company, Mr. Farrell would be paid all monies that would otherwise have been paid to him through December 31, 2011. The Amendment revises the change of control provision set forth in the Agreement to provide that, in the event of a change of control of the Company, Mr. Farrell will be paid all monies that would otherwise have been paid to him through June 30, 2010, provided that, if a change of control of the Company occurs after June 30, 2008 and before July 1, 2010, Mr. Farrell will be paid all monies which he would have been paid under the Agreement had the term of the Agreement terminated on the second anniversary of such change of control rather than on June 30, 2010.

        Other than the foregoing modifications to the Agreement, the material terms of Mr. Farrell's employment with the Company remain unchanged.

Item 9.01.    Financial Statements and Exhibits

(a)         Financial Statements of Business Acquired. None.

(b)        Pro Forma Financial Information. None.

(c)        Shell Company Transactions. None.

(d)        Exhibits.

99.1        Amendment to Employment Agreement between the Company and Ronald G. Farrell dated January 10, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tri-S Security Corporation

Date: January 11, 2007	By:	/s/ Ronald G. Farrell
Ronald G. Farrell
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN TRI-S SECURITY CORPORATION AND RONALD G. FARRELL - JANUARY 10, 2007